Exhibit 32.1

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2004, I, Anthony J. Gould, Executive Vice President, Chief Financial and Chief Accounting Officer of  the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002  that:

(1)           such Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in such Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of Western Sierra Bancorp.

Dated: August 6, 2004

/s/ Anthony J. Gould
Chief Financial and Accounting Officer